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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2016

NuLife Sciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-193220	46-3876675
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1031 Calle Recodo, Suite B San Clemente, CA		92763
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 973-0684

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

From December 14, 2016 to December 22, 2016, NuLife Sciences, Inc. (the “Company”) entered into those certain Note Purchase Agreements (collectively, the “Purchase Agreements”) in connection with the issuance of certain convertible promissory notes (collectively, the “Purchase Notes”) in the aggregate principal amount of $145,000. All of the Purchase Notes are due upon demand, provided however, that the holder thereof can’t make demand until after Ninety (90) days from the date of issuance (the “Maturity Date”). The Purchase Notes bear interest at the rate of 8% compounded monthly. The Purchase Notes, together with all interest as accrued, are each convertible into shares of the Company’s common stock at .11 per share. The Purchase Agreements and the Purchase Notes contain representations, warranties, conditions, restrictions, and covenants of the Company that are customary in such transactions with smaller companies. Copies of the Purchase Agreements and Purchase Notes are included as an Exhibit hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

From December 14, 2016 to December 22, 2016, the Company executed the Purchase Agreements and issued the Purchase Notes as described in Item 1.01 above. The Purchase Notes may be accelerated by the holders thereof in the event of default. In addition, the amounts due and payable under the Purchase Notes (and, consequently, the number of shares of common stock convertible thereunto) may be increased to 150% of the principal and interest amounts of the Purchase Notes. The Purchase Notes are a direct financial obligation of the Company and are considered a current liability of the Company for accounting purposes.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, from December 14, 2016 to December 22, 2016, the Company issued the Purchase Notes, convertible into equity securities of the Company as described in Item 1.01 above.

In respect of the aforementioned convertible note issuances of the Company, the note holders are each an “accredited investor” as such term is defined by rules promulgated by the Securities and Exchange Commission (“SEC”). No solicitation was made and no underwriting discounts were given or paid in connection with these transactions. The Company believes that the issuance of the convertible promissory notes pursuant to their respective agreements were exempt from registration with the SEC pursuant to Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1 Convertible Promissory Note issued to Equity Trust Company as custodian fbo Gideon Bernstein IRA;

4.2 Convertible Promissory Note issued to Brett Conrad TR FBO Conrad Group;

4.3 Convertible Promissory Note issued to Nicholas Halsey;

4.4 Convertible Promissory Note issued to Postcard Capital Group;

4.5 Convertible Promissory Note issued to Ash Management, Inc.;

10.1 Note Purchase Agreement between NuLife Sciences, Inc. and Equity Trust Company as custodian fbo Gideon Bernstein IRA Account 200185952;

10.2 Note Purchase Agreement between NuLife Sciences, Inc. and Brett Conrad TR FBO Conrad Group;

10.3 Note Purchase Agreement between NuLife Sciences, Inc. and Nicholas Halsey;

10.4 Note Purchase Agreement between NuLife Sciences, Inc. and Postcard Capital Group;

10.5 Note Purchase Agreement between NuLife Sciences, Inc. and Ash Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuLife Sciences, Inc.

Date: January 5, 2017
By: /s/ Fred Luke
Fred Luke, President